Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233822 on Form S-3 and Registration Statement No. 333-239809 on Form S-8 of our reports dated February 10, 2022, relating to the financial statements of Kilroy Realty Corporation and the effectiveness of Kilroy Realty Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
February 10, 2022